UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 19, 2016

PARKE BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-51338	65-1241959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Delsea Drive, Washington Township, New Jersey	08080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (856) 256-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act
[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[  ]           Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

PARKE BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On January 19, 2016, the Board of Directors of Parke Bank (the “Bank”), a wholly-owned subsidiary Parke Bancorp, Inc. (the “Registrant”) approved a supplemental executive retirement plan (“SERP”) for two of its executive officers, Ms. Elizabeth A. Milavsky, Executive Vice President and Chief Operating Offer, and John F. Hawkins, Senior Vice President and Chief Financial Officer (together, the “Executives”). The SERP agreements  with Ms. Milavsky and Mr. Hawkins are filed as Exhibits 10.1 and 10.2 hereto, respectively and are  incorporated herein by reference.  Pursuant to the terms of the SERP, each Executive will earn an annual supplemental retirement benefit equal to 35% of his or her highest base salary in effect prior to retirement payable as a life annuity, with a minimum of an aggregate of ten annual payments certain payable to the Executive or the Executive’s beneficiary.  Such benefit will be vested upon completion of additional years of continuous employment with the Bank through December 31, 2019.  The projected annual benefit upon retirement on or after December 31, 2019, is $61,850 and $60,675 per year for each of Ms. Milavsky and Mr. Hawkins, respectively.  In the event of the Executive’s death prior to retirement, the Executive’s beneficiary will receive an alternative benefit equal to the annual retirement benefit for a period of ten years following the death of the Executive.  Such SERP benefits shall be vested upon a change of control of the Registrant or the Bank or upon the Executive’s termination of employment as a result of disability prior to December 31, 2019. The Registrant estimates that it will recognize a financial reporting expense of approximately $207,000 per year for each of the fiscal years 2016 through 2019 with respect to these SERP agreements.

In addition, the Board of Directors of the Bank approved an increase in the death benefit payable to certain specified employees in the event of their death while employed by the Bank. Such death benefit is being increased from 1.67 times the salary in effect at the time of the employee’s death to 3.0 times salary.  Such benefit will only be paid by the Bank in the event of the employee’s death while still employed with the Bank.  The Bank will be the beneficiary of life insurance on each specified employee in the event of his or her death in the amount that is in excess of the death benefits that would be paid by the Bank to the employee.

Item 9.01.              Exhibits.

(d)           Exhibits:

Exhibit 10.1                      SERP Agreement with Elizabeth A. Milavsky
Exhibit 10.2                      SERP Agreement with John F. Hawkins

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PARKE BANCORP, INC.
Date: January 21, 2016	By:	/s/ John F. Hawkins
John F. Hawkins Senior Vice President and Chief Financial Officer (Duly Authorized Representative)